UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 6, 2020

Date of Report (Date of Earliest Event Reported)

Central Index Key Number of issuing entity:  0001748940

Wells Fargo Commercial Mortgage Trust 2018-C46

(Exact name of issuing entity)

Central Index Key Number of registrant:  0000850779

Wells Fargo Commercial Mortgage Securities, Inc.
(Exact name of registrant as specified in its charter)

Central Index Key Number of sponsor:  0000740906

Wells Fargo Bank, National Association
(Exact name of sponsor as specified in its charter)

Central Index Key Number of sponsor:  0000312070

Barclays Bank PLC
(Exact name of sponsor as specified in its charter)

Central Index Key Number of sponsor:  0001722518

BSPRT CMBS Finance, LLC (formerly known as BSPRT Finance LLC)
(Exact name of sponsor as specified in its charter)

Central Index Key Number of sponsor:  0001624053

Argentic Real Estate Finance LLC
(Exact name of sponsor as specified in its charter)

Central Index Key Number of sponsor:  0001592182

LMF Commercial, LLC (formerly known as Rialto Mortgage Finance, LLC)
(Exact name of sponsor as specified in its charter)

New York	333-206677-27	38-4088311 38-4088312
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation of issuing entity)	File Number of issuing entity)	Identification Numbers)

c/o Wells Fargo Bank, National Association

as Certificate Administrator

9062 Old Annapolis Road

Columbia, MD

(Address of principal executive offices of issuing entity)

(704) 374-6161

Registrant’s telephone number, including area code

Former name or former address, if changed since last report:  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 6.02. Change of Servicer or Trustee.

Pursuant to Section 7.01 of the pooling and servicing agreement (the “Pooling and Servicing Agreement”), dated as of August 1, 2018, relating to the issuing entity known as Wells Fargo Commercial Mortgage Trust 2018-C46 (the “Issuing Entity”), and effective as of May 6, 2020, LNR Partners, LLC was removed as special servicer and Argentic Services Company LP (“ASC”), a Delaware limited partnership, was appointed as the successor special servicer. In its capacity as special servicer, ASC will be responsible for the servicing and administration of the Specially Serviced Mortgage Loans and REO Properties pursuant to the Pooling and Servicing Agreement, a copy of which was filed as Exhibit 4.1 to the Form 8-K filed by the Issuing Entity with the Securities and Exchange Commission on August 28, 2018.

Also effective May 6, 2020 and pursuant to Section 7.01 of the pooling and servicing agreement, dated as of July 1, 2018, relating to the UBS Commercial Mortgage Trust 2018-C11 and filed as Exhibit 99.10 to the Form 8-K filed by the Issuing Entity with the Securities and Exchange Commission on August 28, 2018 (the “UBS 2018-C11 PSA”), out of which the Torrance Technology Campus  Mortgage Loan (approximately 2.0% of the initial principal balance of the mortgage pool) is being serviced, LNR Partners, LLC was removed as special servicer and ASC was appointed as the successor special servicer.

Also effective May 6, 2020 and pursuant to Section 7.01 of the pooling and servicing agreement, dated as of August 1, 2018, relating to the CSAIL 2018-CX12 Commercial Mortgage Trust and filed as Exhibit 99.11 to the Form 8-K filed by the Issuing Entity with the Securities and Exchange Commission on August 28, 2018 (the “CSAIL 2018-CX12 PSA”), out of which the Conway Commons Mortgage Loan (approximately 3.0% of the initial principal balance of the mortgage pool) is being serviced, LNR Partners, LLC was removed as special servicer and ASC was appointed as the successor special servicer.

Argentic Services Company LP

Capitalized terms used in this section without definition have the meanings assigned to them in the Pooling and Servicing Agreement.

Argentic Services Company LP, a Delaware limited partnership (“ASC”), will act as the special servicer (in such capacity, the “Special Servicer”) for all of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and related Serviced Companion Loans and in such capacity will be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties pursuant to the Pooling and Servicing Agreement. ASC will also act as the Non-Serviced Special Servicer with respect to the Conway Commons Whole Loan under the CSAIL 2018-CX12 PSA and with respect to the Torrance Technology Campus Whole Loan under the UBS 2018-C11 PSA. ASC maintains its principal servicing office at 500 North Central Expressway, Suite 261, Plano, Texas 75074 and its telephone number is 469-609-2000.

ASC became approved as a commercial mortgage-based securities special servicer by Fitch on March 26, 2020 and currently has a special servicer rating of “CSS3+” by Fitch. ASC is rated “Average” by S&P as a special servicer.

ASC, formed in 2019, began operations in early 2020 and is a limited partnership ultimately controlled by and majority owned by funds managed by Elliott Management Corporation and its affiliates (“EMC”). As of December 31, 2019, EMC manages approximately $40 billion in assets. Certain key employees of ASC and Argentic Investment Management LLC (“AIM”) retain a minority stake in ASC ownership. In addition to being affiliates of EMC and AIM, ASC is an affiliate of (i) Argentic Real Estate Finance LLC, a Mortgage Loan Seller, Sponsor, originator and the Retaining Sponsor, (ii) Argentic Securities Income USA LLC, the Directing Certificateholder which is appointing ASC as Special Servicer, and (iii) Argentic Securities Holdings Cayman Limited, the holder of the Class E-RR, Class F-RR, Class G-RR and Class H-RR Certificates.

As of March 31, 2020, ASC has eight employees responsible for special servicing of commercial mortgage loans and expects to add more personnel as its portfolio grows and the volume of loan defaults increases. The four senior managers at ASC average 32 years of industry experience. ASC will be appointed as special servicer for 19 securitized pools (17 commercial mortgage-backed securities pools (including the mortgage pool for this transaction) and 2 collateralized loan obligation pools) on or before May 6, 2020, which will make it the named special servicer for approximately 905 loans with an unpaid balance of approximately $13.5 billion as of March 31, 2020. As of March 31, 2020, three of those loans (having an approximate unpaid balance of $21.4 million) are expected to be actively specially serviced upon the appointment of ASC.  ASC expects, pursuant to a contractual arrangement with LNR Partners, LLC, to become the named special servicer for an additional six mortgage loans with an unpaid principal balance (as of March 31, 2020) of approximately $241.1 million no later than June 1, 2020.

ASC uses a cloud hosted, web browser interface, special servicing and asset management system as its system of record (“RealINSIGHT”). RealINSIGHT is a full-function loan and real estate underwriting, asset management, data and document repository, credit surveillance and reporting system that supports the start-to-finish, life cycle management of performing and distressed asset portfolios, special servicing and risk management. RealINSIGHT with its enhanced features for managing servicing, risk and compliance processes has the following features: various communication mechanisms (alerts, messages, notifications), standard action and resolution reports/templates (including business plans and consent memoranda), industry standard reports (including the industry standard special servicing loan and property data files and liquidation templates), the ability to build custom reports and models including dashboards and analytics, structured guidance to build workflows and action plans, recordkeeping modules for document, vendor management, and geographic mapping.

ASC has developed its own watchlist and surveillance reports to monitor monthly CREFC® IRP reports produced by the master servicer in comparison to ASC’s internal reports using RealINSIGHT to identify degradation of performance or other potential transfer events. Although ASC’s internal watchlist criteria overlaps with CREFC®’s portfolio review guidelines in some instances, ASC’s criteria are more conservative and broader in order to not overcomplicate or restrict any watchlist determinations. ASC will revise and enhance its watchlist criteria as necessary to ensure “early detection” of potential collateral or borrower issues.

ASC has entered into a shared services agreement with AIM wherein AIM provides certain non-servicing support functions and non-personnel services to ASC. These areas of support include legal, finance, human resource services and information technology. As required, ASC will engage vendors for third party services pertaining to, among other things, (i) the preparation of appraisals, inspections, surveys, title updates or policies, and environmental and property condition reports, and (ii) actions and decisions for legal issues, property management, listing, leasing, brokerage, tax appeal, REO insurance and operating information analysis.

ASC formally reviews its policies and procedures (including templates and exhibits) on an annual basis, and also adopts interim changes as necessary: (i) to the extent required by applicable law or regulation; (ii) to maintain current industry best practices based on ASC’s participation in various industry associations and its external communications with clients and other constituents; and (iii) to address material changes to its business or the overall business environment that it believes warrant a change to its policies and procedures. Additionally, ASC has a documented disaster recovery and business continuity plan. ASC does not have a stand-alone internal audit department. ASC will engage a qualified independent public accounting firm that is registered with the PCAOB, and co-source internal audit functions.

ASC, in its role as a special servicer, does not establish any bank accounts except for REO bank accounts as required pursuant to the transaction documents. All such accounts will be established at financial institutions meeting the requirements of the related transaction documents. Funds in such accounts will not be commingled.

In its capacity as Special Servicer, ASC will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans, but  may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that ASC has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

ASC expects from time-to-time to be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of its business. ASC does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement. There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against ASC or of which any of its property is the subject, which are material to the certificateholders.

ASC may enter into one or more arrangements with the applicable Directing Certificateholder, holders of certificates of the Controlling Class or any person with the right to appoint or remove and replace the Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicing compensation in consideration of, among other things, ASC’s appointment as Special Servicer under the Pooling and Servicing Agreement and any related intercreditor agreement and limitations on such person’s right to replace the Special Servicer.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wells Fargo Commercial Mortgage Securities, Inc.
(Registrant)
Date: May 6, 2020
	By:	/s/ Anthony Sfarra
Name: Anthony Sfarra
Title: President